UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2020

CORVUS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37719	46-4670809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

863 Mitten Road, Suite 102
Burlingame, CA 94010
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 900-4520

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 per share	CRVS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ X ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2020, the Board of Directors (the “Board”) of Corvus Pharmaceuticals, Inc. (“Corvus” or the “Company”), approved, on recommendation of the Compensation Committee of the Board, stock option awards for all of the Company’s directors, excluding Richard A. Miller, M.D. The stock option awards to each of the directors were granted effective as of the close of business on March 19, 2020 with an exercise price equal to the closing price of the Company’s common stock as reported on The Nasdaq Global Market on the date of grant. The awards were made pursuant to the Company’s 2016 Equity Incentive Award Plan and will vest on the one year anniversary of the date of the grant, subject to continued service as of the vesting date.

The following table sets forth the number of shares underlying the stock option awards for each of the directors:

Name of Director	Stock Option Award (shares)
Ian T. Clark	15,000
Elisha P. (Terry) Gould III	15,000
Linda S. Grais, M.D., J.D.	15,000
Steve E. Krognes	15,000
Scott W. Morrison	15,000
Peter Thompson, M.D.	15,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORVUS PHARMACEUTICALS, INC.

Date: March 20, 2020	By:	/s/ Leiv Lea
Leiv Lea
Chief Financial Officer